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                                                                     Exhibit 5.1





                     [National City Corporation Letterhead]




                                 March 27, 2003



Ladies and Gentlemen:

         The law department acts as counsel to National City Corporation (the "Company") and in connection with the Company's issuance and sale of up to $1,500,000,000 aggregate principal amount of its (i) senior or subordinated unsecured debt securities (the "Debt Securities"), (ii) Preferred Stock, without par value (the "Preferred Shares"), interest in which may be evidenced by appropriately prepared depositary shares (the "Depositary Shares") and (iii) common stock, $4.00 par value per share (the "Common Stock"), which may be delivered upon conversion of the Debt Securities, the Preferred Shares or Depositary Shares, pursuant to its Registration Statement on Form S-3 (the "Registration Statement") filed as of this date by the Company with the Securities and Exchange Commission (the "Commission"). We are familiar with the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with offering of the Debt Securities, Preferred Shares, Depositary Shares and Common Stock.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based on the foregoing and subject to the additional proceedings required for the due designation of the specific terms of the Debt Securities and Preferred Shares by the Board of Directors of the Company, or a Committee thereof duly designated and empowered for such purpose, being duly taken and completed by the Company as now contemplated prior to the issuance of the Debt Securities or Preferred Shares, as the case may be, we are of the opinion that:

         1. The form of Senior Indenture filed as Exhibit 4.5 to the Registration Statement (the "Senior Indenture"), when duly executed and delivered by the Company and The Bank of New York, as Trustee, will constitute a valid and binding instrument of the Company.

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         2.       The form of Subordinated Indenture filed as Exhibit 4.6 to the
                  Registration Statement (the "Subordinated Indenture"), when duly executed and delivered by the Company and The Bank of New York, as Trustee, will constitute a valid and binding instrument of the Company.

         3. The Debt Securities have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the applicable Indenture and when delivered and paid for, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the applicable indenture.

         4. The Preferred Shares are duly authorized and, upon the issuance and sale thereof against payment therefor in the manner provided in the Registration Statement and the pertinent Certificate of Designation, to be filed as an exhibit to the Registration Statement, will be validly issued, fully paid and nonassessable.

         5. The shares of Common Stock, par value $4.00 per share, issuable upon conversion of the Debt Securities, the Preferred Shares or the Depositary Shares are duly authorized and, upon the issuance thereof in the manner provided in the Registration Statement, applicable Indenture and the pertinent Certificate of Designation, to be filed as an exhibit to the Registration Statement, as applicable, will be validly issued, fully paid and nonassessable.

         6. The Depositary Shares are duly authorized and, when duly executed and delivered in accordance with the provisions of a duly authorized, executed and delivered deposit agreement relating to the Depositary Shares to be entered into between the Company and an entity (the "Depositary") selected by the Company to act as depositary (the "Deposit Agreement") and when the Company deposits with the Depositary the Preferred Shares as contemplated by the Deposit Agreement, will be validly issued.

         Our opinions set forth in 1, 2, and 3 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, voidable preference, moratorium or other similar law, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.
In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion is rendered pursuant to Item 16 of Form S-3 and Item 601 of Regulation S-K, may be relied upon only by the Commission and may not be used, quoted or referred to or filed with any other persons without our prior written permission.

                                       Very truly yours,


                                       /s/ Carlton E. Langer

                                       Carlton E. Langer
                                       Vice President, Assistant General Counsel and Assistant Secretary